Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers (each, a “Signatory”) of Bank of Hawaii Corporation, a corporation organized under Delaware law (the “Corporation”), hereby constitutes and appoints Mark A. Rossi and Patricia J. Moy (each, an “Agent”, and collectively, “Agents”) or any of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign any registration statement under the Securities Act of 1933, as amended, and any amendment to a previously filed registration statement, in each case relating to shares of the Corporation’s Common Stock and/or plan interests that may be issued or sold pursuant to the Corporation’s Dividend Reinvestment and Stock Purchase Plan, and all amendments or supplements (including any post-effective amendments) thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto, relating to any such registration statement or amendment, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission.  Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.
IN WITNESS WHEREOF, each of the undersigned has subscribed to these presents this 23rd day of October 2015.

/s/ S. Haunani Apoliona	/s/ Mary G. F. Bitterman
S. Haunani Apoliona, Director	Mary G. F. Bitterman, Director

/s/ Mark A. Burak	/s/ Michael J. Chun
Mark A. Burak, Director	Michael J. Chun, Director

/s/ Clinton R. Churchill
Clinton R. Churchill, Director	Robert Huret, Director

/s/ Victor K. Nichols	/s/ Martin A. Stein
Victor K. Nichols, Director	Martin A. Stein, Director

/s/ Donald M. Takaki	/s/ Barbara J. Tanabe
Donald M. Takaki, Director	Barbara J. Tanabe, Director

/s/ Raymond P. Vara, Jr.	/s/ Robert W. Wo
Raymond P. Vara, Jr., Director	Robert W. Wo, Director